As filed with the Securities and Exchange Commission on December 5, 2003
                                                                       No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                         75-3108137
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                          11825 N. Pennsylvania Street
                              Carmel, Indiana 46032
                                 (317) 817-6100
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                William S. Kirsch
             Executive Vice President, General Counsel and Secretary
                                  Conseco, Inc.
                          11825 N. Pennsylvania Street
                              Carmel, Indiana 46032
                                 (317) 817-6100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 ---------------

         Copies of all communications, including communications sent to agent for service, should be sent to:

        James S. Rowe                             Vincent J. Pisano
     Kirkland & Ellis LLP                        Kirkland & Ellis LLP
    200 East Randolph Drive                        Citigroup Center
    Chicago, Illinois 60601                      153 East 53rd Street
       (312) 861-2000                          New York, New York 10022
                                                  (212) 446-4800

     Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]
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                                      CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                               Amount to     Proposed Maximum        Amount of
                                                                   be       Aggregate Offering    Registration Fee
    Title of Each Class of Securities to be Registered         Registered        Price (1)              (2)

------------------------------------------------------------ -------------- -------------------- -------------------
Debt Securities (4)........................................       (3)               (3)                 (3)
------------------------------------------------------------ -------------- -------------------- -------------------
Common Stock, par value $0.01 per share (5)................       (3)               (3)                 (3)
------------------------------------------------------------ -------------- -------------------- -------------------
Preferred Stock, par value $0.01 per share (6).............       (3)               (3)                 (3)
------------------------------------------------------------ -------------- -------------------- -------------------
Depositary Shares (7)......................................       (3)               (3)                 (3)
------------------------------------------------------------ -------------- -------------------- -------------------
Warrants (8)...............................................       (3)               (3)                 (3)
------------------------------------------------------------ -------------- -------------------- -------------------
Purchase Contracts (9).....................................       (3)               (3)                 (3)
------------------------------------------------------------ -------------- -------------------- -------------------
Units (10).................................................       (3)               (3)                 (3)
------------------------------------------------------------ -------------- -------------------- -------------------
------------------------------------------------------------ -------------- -------------------- -------------------
Total......................................................  $3,000,000,000    $3,000,000,000       $242,700 (11)
============================================================ ============== ==================== ===================

(1) The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and is exclusive of accrued interest, distributions and dividends, if any. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The amount registered is in United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.
(2) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933.
(3) Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act of 1933.
(4) Includes an indeterminate principal amount of Debt Securities as may be sold from time to time, including sales upon the exercise of Warrants or delivery upon settlement of Purchase Contracts or Units. Includes such indeterminate principal amount of Debt Securities as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Debt Securities.

(5) Includes an indeterminate number of shares of Common Stock of Conseco, Inc. as may be sold from time to time at indeterminate prices, including sales upon the exercise of Warrants or delivery upon settlement of Purchase Contracts or Units. Includes such indeterminate number of shares of Common Stock as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Common Stock.
(6) Includes an indeterminate number of shares of Preferred Stock of Conseco, Inc. as may be sold from time to time at indeterminate prices, including sales upon the exercise of Warrants or delivery upon settlement of Purchase Contracts or Units. Also includes such indeterminate number of shares of Preferred Stock as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Preferred Stock.
(7) Includes an indeterminate number of Depositary Shares evidenced by Depositary Receipts as may be issued in the event that Conseco, Inc. elects to offer fractional interests in the Debt Securities or shares of either Common Stock or Preferred Stock registered hereby. An indeterminate number of Depositary Shares may also be issued upon the exercise of Warrants or delivery upon settlement of Purchase Contracts or Units. No separate consideration will be received for the Depositary Shares.
(8) Includes an indeterminate amount and number of Warrants as may be sold from time to time, representing rights to purchase Debt Securities, Preferred Stock or Common Stock. Warrants may be sold separately or with Debt Securities, Preferred Stock or Common Stock or other securities registered hereunder.
(9) Includes an indeterminate amount and number of Purchase Contracts as may be sold from time to time, representing rights to purchase Debt Securities, Preferred Stock, Common Stock or other securities registered hereunder.
(10) Includes an indeterminate amount and number of Units as may be sold from time to time, representing ownership of securities registered hereunder or debt obligations of third parties, including U.S. Treasury Securities.
(11) The Company's predecessor, Conseco, Inc., an Indiana corporation, filed a registration statement on Form S-3 (No. 333-83456) on July 22, 1999, registering up to an aggregate of $3.7 billion of securities, and paying a filing fee of $877,090 with respect to such registration statement. On September 10, 2003, the Company withdrew the registration statement on Form S-3 (No. 333-83456), after its predecessor had offered approximately $2.8 billion of securities pursuant to such registration statement. Pursuant to Rule 457(p) under the Securities Act of 1933, the Company has offset a portion of the registration fee of $242,700 due herewith with $213,132 of the registration fee paid on July 22, 1999.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted, or would require registration or qualification under the securities laws of the jurisdiction.

                  SUBJECT TO COMPLETION, DATED DECEMBER 5, 2003

PROSPECTUS




                                 $3,000,000,000

                                  CONSECO, INC.
                                 Debt Securities
                                  Common Stock
                                 Preferred Stock
                                Depositary Shares
                                    Warrants
                               Purchase Contracts
                                      Units
                      ------------------------------------


     By this prospectus, we may offer from time to time up to $3,000,000,000 of any combination of the securities described in this prospectus.

     We will provide the specific terms of these securities in supplements to this prospectus. We can only use this prospectus to offer and sell any specific security by also including a prospectus supplement for that security. You should read this prospectus and the prospectus supplements carefully before you invest.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                        The date of this prospectus is .

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                                TABLE OF CONTENTS

                                                 Page
                                                 ----
WHERE YOU CAN FIND MORE
INFORMATION.......................................1

CONSECO, INC. FILINGS.............................1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.2

OUR COMPANY.......................................4

FRESH START ACCOUNTING............................4

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS
TO FIXED CHARGES, PREFERRED STOCK DIVIDENDS, AND
DISTRIBUTIONS ON COMPANY-OBLIGATED MANDATORILY
REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY
TRUSTS............................................4

USE OF PROCEEDS...................................6

DESCRIPTION OF DEBT SECURITIES....................7

DESCRIPTION OF CAPITAL STOCK.....................19

DESCRIPTION OF DEPOSITARY SHARES.................26

DESCRIPTION OF WARRANTS..........................29

DESCRIPTION OF PURCHASE CONTRACTS................32

DESCRIPTION OF UNITS.............................32

PLAN OF DISTRIBUTION.............................33

LEGAL MATTERS....................................35

EXPERTS..........................................35

                           --------------------------

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using the "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus from time to time. This prospectus provides you with a general description of the securities we may offer. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement we make in a prospectus supplement. The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus. Information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. See "Conseco, Inc. Filings." You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Conseco, Inc. or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Conseco, Inc. since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

     The terms "Conseco," the "Company," "we," "us" and "our" as used in this prospectus refer to Conseco, Inc., a Delaware corporation, and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires. The term "predecessor" refers to Conseco, Inc., an Indiana corporation. We became the successor to our predecessor in connection with our emergence from bankruptcy on September 10, 2003. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-3 with the Securities and Exchange Commission to register the securities covered by this prospectus. This prospectus forms a part of that registration statement and does not contain all of the information in the registration statement or the exhibits to the registration statement.

     We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may review a copy of those reports, statements or other information at the Securities and Exchange Commission's public reference room, which is located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.

     These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     The Securities and Exchange Commission allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about us that is not included in or delivered with this prospectus.


                              CONSECO, INC. FILINGS

(File Nos. 1-31792 and 1-9250)                               Period or Date Filed
------------------------------                               --------------------
Our Predecessor's Annual Report on Form 10-K...........      Fiscal Year ended December 31, 2002
Our Predecessor's Quarterly Reports on Form 10-Q.......      Quarters ended March 31, 2003 and June 30, 2003
Our Predecessor's Current Reports on Form 8-K..........      Filed January 10, 2003, January 22, 2003, February 4,
                                                             2003, March 13, 2003, March 21, 2003, June 19,
                                                             2003, July 16, 2003 and August 21, 2003
Our Quarterly Report on Form 10-Q......................      Quarter ended September 30, 2003
Our Current Reports on Form 8-K........................      Filed September 15, 2003 and September 30, 2003
Description of our Common Stock contained in our
  registration statement on Form 8-A, including all
  amendments or reports filed for the purpose of
  updating the description.............................      Filed September 10, 2003
Description of our Class A Senior Cumulative Convertible
  Exchangeable Preferred Stock contained in our registration statement on Form 8-A, including all amendments or
  reports filed for the purpose of updating the
  description..........................................      Filed September 11, 2003
Description of our Series A Warrants contained in our
  registration statement on Form 8-A, including all
  amendments or reports filed for the purpose of
  updating the description.............................      Filed September 10, 2003

     We are also incorporating by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than Current Reports on Form 8-K furnished pursuant to Item 9 or Item 12 of Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering.

     You can request a free copy of any or all of these documents, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into these documents, by writing to following address or calling the following telephone number:

                               Investor Relations
                                  Conseco, Inc.
                          11825 N. Pennsylvania Street
                              Carmel, Indiana 46032
                                 (317) 817-2893.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.



                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These statements may be found throughout this prospectus, as well as in the information incorporated by reference in this prospectus. Forward-looking statements typically are identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "believe," "estimate," "intend" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or state other "forward-looking" information based on currently available information. Information on risk factors provides examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things:

     o the potential lingering adverse impact of our predecessor's Chapter 11 petition on our business operations, and relationships with our customers, employees, regulators, distributors and agents;

     o our ability to operate our business under the restrictions imposed by our senior bank credit facility;

     o our ability to improve the financial strength ratings of our insurance company subsidiaries and the impact of recent ratings downgrades on our business;

     o general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) our ability to sell products and access capital on acceptable terms, the market value of our investments, and the lapse rate and profitability of policies;

     o our ability to achieve anticipated synergies and levels of operational efficiencies;

     o customer response to new products, distribution channels and marketing initiatives;

     o mortality, morbidity, usage of health care services and other factors which may affect the profitability of our insurance products;

     o    performance of our investments;

     o changes in Federal income tax laws and regulations which may affect the relative tax advantages of some of our products;

     o    increasing competition in the sale of insurance and annuities;

     o regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, including the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products;

     o    the ultimate outcome of lawsuits filed against us; and

     o the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission.

     Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. The forward-looking statements made in this prospectus or incorporated by reference into this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

                                   OUR COMPANY

     We are a holding company for our several insurance subsidiaries that develop, market and administer supplemental health insurance, annuity, individual life insurance and other insurance and investment products.

     As a holding company, our ability to satisfy our obligations, including the payment of interest and principal on debt obligations, relies on the availability of liquid assets at the holding company, which is dependent in large part on the dividend-paying ability of our insurance subsidiaries. Various state insurance laws restrict the amount of dividends our insurance subsidiaries may pay to us without the prior approval of regulatory authorities. The restrictions are generally based on net income and on certain levels of policyholders' surplus as determined in accordance with statutory accounting practices.

     We are the successor to Conseco, Inc., an Indiana corporation. On December 17, 2002, our predecessor and certain of its non-insurance company subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code. We became the successor to our predecessor in connection with our emergence from bankruptcy on September 10, 2003.

     We are a corporation organized under the laws of the State of Delaware. Our principal executive offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana 46032 and our telephone number at this location is (317) 817-6100. Our website is www.conseco.com. Information on our website should not be construed to be part of this prospectus.



                             FRESH START ACCOUNTING

     We are required to apply "Fresh-Start Reporting" to our consolidated balance sheet as of September 9, 2003, the date our predecessor's plan of reorganization was confirmed, in accordance with Statement of Position No. 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" as promulgated by the American Institute of Certified Public Accountants. For accounting purposes, we have reflected the impact of "Fresh Start Reporting" and the plan of reorganization as if they occurred on August 31, 2003. Under "Fresh-Start Reporting," a new reporting entity is considered to be created and the recorded amounts of assets and liabilities are adjusted to reflect their estimated fair values at the date "Fresh-Start Reporting" is applied. As a result of the application of "Fresh-Start Reporting," our financial information as of any date or for periods after August 31, 2003 is not comparable to our predecessor's historical financial information on or before August 31, 2003. As a result of the emergence from bankruptcy and for the purpose of presentation, activities subsequent to August 31, 2003 relate to Conseco and activities on or prior to August 31, 2003 relate to our predecessor.



  RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES, PREFERRED
       STOCK DIVIDENDS, AND DISTRIBUTIONS ON COMPANY-OBLIGATED MANDATORILY
              REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUSTS

     The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to fixed charges, preferred stock dividends and distributions on company-obligated mandatorily redeemable preferred securities of subsidiary trusts for the periods indicated. For purposes of the table, "earnings" represent consolidated net income (loss) before income taxes, minority interest, discontinued operations, extraordinary gain (loss), cumulative effect of accounting change and fixed charges.

     "Fixed charges" consist of:

     o    interest expense on corporate debt, including amortization;

     o    interest expense on investment borrowings;

     o    interest added to policyholder account balances; and

     o the portion of rental expense we deem representative of the interest factor.

     "Preferred stock dividends" and "distributions on company-obligated mandatorily redeemable preferred securities of subsidiary trusts" consist of income before taxes that is required to pay dividends or distributions on such securities. For further information with respect to the following table, please see Exhibit 12.1 to the registration statement of which this prospectus is a part.

                                         Successor                         Predecessor
                                         ---------      ----------------------------------------------------------
                                         One month
                                           ended        Eight months              Year ended December 31
                                       September 30,    ended August  --------------------------------------------
                                          2003          31, 2003(a)   2002     2001       2000      1999      1998
                                          ----          -----------   ----     ----       ----      ----      ----
Ratio of earnings to fixed charges:
   As reported.......................     1.82x           4.94x        (b)      (d)        (f)     2.10x     2.19x
   Excluding interest added to
     policyholder account balances...     5.61x          10.04x        (b)      (d)        (f)     4.24x     5.29x

Ratio of earnings to fixed charges,
  preferred stock dividends and
  distributions on company-obligated
  mandatorily redeemable preferred
  securities of subsidiary trusts:
     As reported.....................     1.54x           4.94x        (c)      (e)        (g)     1.72x     1.87x
     Excluding interest added to
       policyholder account balances.     2.80x          10.04x        (c)      (e)        (g)     2.55x     3.29x

-------------------------

(a) Earnings for the eight months ended August 31, 2003 included reorganization items totaling $2,130.5 million. The reorganization items included: (1) $3,151.4 million related to the gain on the discharge of prepetition liabilities; (2) $(950.0) million related to fresh start adjustments; and
     (3) $(70.9) million related to professional fees. The ratios for the eight months ended August 31, 2003, excluding such reorganization items, would be as follows: (1) ratio of earnings to fixed charges - 1.08x; and (2) ratio of earnings to fixed charges excluding interest added to policyholder account balances - 1.17x. There were no preferred stock dividends or distributions on company-obligated mandatorily redeemable preferred securities of subsidiary trusts during the eight months ended August 31, 2003.

(b) For such ratios, earnings were $1,634.0 million less than fixed charges. Earnings for the year ended December 31, 2002 included: (1) special and reorganization charges of $110.9 million; (2) goodwill impairment charges of $500 million; and (3) provision for losses related to loan guarantees of $240.0 million, as described in greater detail in the notes to the consolidated financial statements included in our predecessor's Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference herein.

(c) For such ratios, earnings were $1,810.4 million less than fixed charges. Earnings for the year ended December 31, 2002 included: (1) special and reorganization charges of $110.9 million; (2) goodwill impairment charges of $500 million; and (3) provision for losses related to loan guarantees of $240.0 million, as described in greater detail in the notes to the consolidated financial statements included in our predecessor's Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference herein.

(d) For such ratios, earnings were $260.4 million less than fixed charges. Earnings for the year ended December 31, 2001 included: (1) special charges of $80.4 million; and (2) provision for losses related to loan guarantees of $169.6 million, as described in greater detail in the notes to the consolidated financial statements included in our predecessor's Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference herein.

(e) For such ratios, earnings were $464.1 million less than fixed charges. Earnings for the year ended December 31, 2001 included: (1) special charges of $80.4 million; and (2) provision for losses related to loan guarantees of $169.6 million, as described in greater detail in the notes to the consolidated financial statements included in our predecessor's Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference herein.

(f) For such ratios, earnings were $769.9 million less than fixed charges. Earnings for the year ended December 31, 2000 included: (1) special charges of $305.0 million; and (2) provision for losses related to loan guarantees of $231.5 million, as described in greater detail in the notes to the consolidated financial statements included in our predecessor's Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference herein.

(g) For such ratios, earnings were $1,010.4 million less than fixed charges. Earnings for the year ended December 31, 2000 included: (1) special charges of $305.0 million; and (2) provision for losses related to loan guarantees of $231.5 million, as described in greater detail in the notes to the consolidated financial statements included in our predecessor's Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference herein.


                                 USE OF PROCEEDS

     Unless we specify otherwise in the applicable prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of the securities for general corporate purposes.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the debt securities and terms of the indentures is a summary. It summarizes only those aspects of the debt securities and those portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture and the subordinated indenture.

     The debt securities may be issued from time to time in one or more series. The particular terms of the debt securities offered by any prospectus supplement and the extent to which the general provisions described below may apply to such debt securities will be outlined in the applicable prospectus supplement.

     In addition, as described under "Description of Depositary Shares," we may offer depositary shares evidenced by depositary receipts, each representing a fractional interest in debt securities and deposited with a depositary. The fractional interest in the debt securities which each depositary share represents will be stated in the prospectus supplement relating to any debt securities offered through depositary shares.

     We will issue the senior debt securities under a senior indenture to be entered into between us and a bank or trust company that we select to act as trustee (as may be supplemented by one or more supplemental indentures, the "Senior Indenture"). We will issue the subordinated debt securities under a separate subordinated indenture to be entered into between us and a bank or trust company that we select to act as trustee (as may be supplemented by one or more supplemental indentures, the "Subordinated Indenture"). The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "indentures." The trustees under the Senior Indenture and under the Subordinated Indenture are referred to herein as the "indenture trustees."

General

     The indentures will provide that we may issue debt securities in separate series from time to time in an unlimited amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms and provisions that are not inconsistent with the indentures, including our determination as to maturity, principal and interest. Unless otherwise indicated in a prospectus supplement, the senior debt securities will be our unsecured obligations and will rank on parity with all other unsecured and unsubordinated indebtedness. The subordinated debt securities will be our unsecured obligations, subordinated in right of payment to the prior payment in full of all of our senior debt as described in the applicable prospectus supplement.

     Our assets consist primarily of the common stock of our subsidiaries, and we conduct no substantial business or operations of our own. We derive substantially all of our income from our operating subsidiaries. Accordingly, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent upon the earnings of our subsidiaries, and distributions of those earnings to us, and other payments or distributions of funds by our subsidiaries to us.

     Except to the extent we or our creditors have a priority or equal claim as a creditor directly against our subsidiaries, payments due on the debt securities and any distribution of assets of any of our subsidiaries upon liquidation or reorganization effectively will be subordinated to the debt and preferred stock of the subsidiaries because, as the stockholder of those subsidiaries, we will be subject to the prior claims of their creditors. Our debt securities effectively will also be subordinated to any of our secured indebtedness to the extent of any such security.

     We will prepare a prospectus supplement for each series of debt securities that we issue. Each prospectus supplement will set forth the applicable terms of the debt securities to which it relates. These terms will include some or all of the following:

     o    the title of the debt securities;

     o any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

     o the person to whom any interest on any of the debt securities will be payable, if other than the person in whose name that debt security is registered at the close of business on the record date for such interest payment;

     o the date or dates on which the principal of any of the debt securities will be payable;

     o the rate or rates at which the debt securities will bear interest, if any, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the record date for any such interest payable;

     o the place or places where the principal of and any premium and interest on any of such debt securities will be payable;

     o the periods within which, the prices at which and the terms on which any debt securities may be redeemed at our option and, if other than by a resolution by our Board of Directors, the manner in which any election by us to redeem the debt securities will be evidenced;

     o any obligation we have to redeem or purchase any of the debt securities out of any sinking fund or at the option of the holder, the periods within which, and the prices and terms on which any of such debt securities will be redeemed or purchased;

     o the denominations in which any of the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

     o if the amount of principal, premium, if any, or interest on any of the debt securities may be determined with reference to an index or by a formula, the manner in which such amounts will be determined;

     o if other than the currency of the United States, the currency, currencies or currency units in which the principal, premium, if any, or interest on any of the debt securities will be payable;

     o if the principal, premium, if any, or interest on any of the debt securities is to be payable, at our election or the election of the holder, in one or more currencies other than those in which the debt securities are stated to be payable, the currencies in which payment of the principal, premium, if any, and interest on the debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable;

     o if other than the entire principal amount thereof, the portion of the principal amount of debt securities which will be payable upon declaration of acceleration of the maturity thereof;

     o if the principal amount payable at the stated maturity of any of the debt securities is not determinable upon original issuance, the amount which will be deemed to be the principal amount of the debt securities for any other purpose thereunder or under the applicable indenture, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date (or, in any such case, any manner in which such principal amount is to be determined);

     o any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

     o if applicable, the extent to which the debt securities are defeasible, that is, capable of being made void;

     o    whether any of the debt securities will be issuable in whole or in part in the form of one or more global securities;

     o the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash;

     o any deletions from, modifications of or additions to the events of default applicable to any of the debt securities and any change in the right of an indenture trustee or the holders to declare the principal amount of any debt securities due and payable;

     o    any covenants applicable to any debt securities; and

     o any other terms of the debt securities not inconsistent with the provisions of the indentures but which may modify or delete any provision of the indentures insofar as it applies to such series; provided that no term of the indentures may be modified or deleted if imposed under the Trust Indenture Act of 1939, as amended, and that any modification or deletion of the rights, duties or immunities of the indenture trustee shall have been consented to in writing by the indenture trustee.

     Debt securities, including original issue discount securities, may be sold at a substantial discount below their principal amount. Special United States Federal income tax considerations applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. Special United States tax and other considerations applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement.

     The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture. Any applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities.

Form, Exchange and Transfer

     The debt securities of a series shall be issued as registered securities, unless a supplemental indenture, as described in the applicable prospectus supplement, provides that debt securities of a series may be issued as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt securities may be issuable in the form of global debt securities, as described below under "Global Securities."

     Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If the supplemental indenture permits debt securities of any series to be issuable as both registered securities and as bearer securities, then at the option of the holder and subject to the terms of the applicable indenture, bearer securities of such series will be exchangeable for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in the applicable prospectus supplement, any bearer security surrendered in exchange for a registered security between a record date or a special record date for defaulted interest and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest represented by that coupon will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable indenture. Bearer securities will not be issued in exchange for registered securities.

     No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Any security registrar and transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement.

     At any time, we may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

     In the event that we redeem in part debt securities of any series, we will not be required to:

     o issue, register the transfer of or exchange any debt security of that series, or of that series and specified terms, as the case may be, during a period beginning at the opening of business 15 business days before the day of mailing of a notice of redemption of any such debt security selected for redemption and ending at the close of business on the day of such mailing; or

     o register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such debt security being redeemed in part.

Global Securities

     The debt securities of any series may be represented by global securities which will have an aggregate principal amount equal to that of the debt securities they represent. We will deposit the debt securities with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer as may be provided by the indentures. The depositary shall at all times be a clearing agency registered under the Securities Exchange Act of 1934, as amended.

     No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for such global security unless:

     o the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the applicable indenture;

     o there shall have occurred and be continuing an event of default with respect to the debt securities represented by such global security; or

     o there shall exist such circumstances as may be described in the applicable prospectus supplement.

     All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct. The laws of some jurisdictions require that certain purchasers of debt securities take physical delivery of such debt securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

     As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee will be considered the sole owner and holder of such global security and the debt securities represented by it. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange for the global security and will not be considered to be the owners or holders of the global security or any debt securities represented by the global security for any purpose under the debt securities or the applicable indenture. All payments of principal, interest and premium on a global security will be made to the depositary or its nominee, as its holder.

     Ownership of beneficial interests in a global security will be limited to participants or to persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither Conseco, any indenture trustee or any agent of Conseco or of any indenture trustee will have any responsibility or liability for any aspect of the depositary or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to such beneficial ownership interests.

Payment and Paying Agents

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the record date for such interest, except in the case of defaulted interest.

     Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for that purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled to the interest as the address appears in the security register.

     Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

     All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Conversion or Exchange

     The debt securities may be convertible into or exchangeable for our common stock or other securities. If the debt securities are convertible or exchangeable, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the debt securities would be converted or exchanged.

Subordination of Subordinated Indentures

     Unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to the subordinated debt securities.

     To the extent set forth in the Subordinated Indenture, the subordinated debt securities will be subordinate in right of payment to the prior payment in full of all senior indebtedness. In the event of an insolvency, the holders of senior indebtedness shall be entitled to receive payment in full of all amounts due or to become due in respect of all senior indebtedness (or provisions shall be made for such payment in cash) before the holders of subordinated debt securities are entitled to receive any distribution on account of principal, interest or premium on subordinated debt securities. Consequently, the holders of senior indebtedness shall be entitled to receive all distributions of any kind which may be deliverable in respect of the subordinated debt securities in any insolvency, including any distribution which may be deliverable by reason of the payment of any of our other indebtedness being subordinated to the payment of subordinated debt securities. The holders of senior indebtedness shall apply such distributions to the payment of the senior indebtedness.

     "Insolvency" means any of the following events:

     o any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to us or to our assets; or

     o any liquidation, dissolution or other winding-up of Conseco, whether or not involving insolvency or bankruptcy; or

     o any assignment for the benefit of creditors or any other marshaling of our assets and liabilities.

     By reason of this subordination, in the event of liquidation or insolvency, holders of subordinated debt securities may recover less, ratably, than holders of senior debt securities.

     In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal, interest or premium on the subordinated debt securities.

     No payment of principal, interest or premium on the subordinated debt securities is permitted if any of our senior indebtedness is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or if the maturity of any of our senior indebtedness has been accelerated because of a default.

     The Subordinated Indenture does not limit or prohibit the issuance of additional senior debt securities, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations.

     The term "Senior Indebtedness" means, with respect to Conseco:

     o the principal, interest and premium in respect of our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

     o    all of our capital lease obligations;

     o all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

     o all of our obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

     o all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

     o all obligations of the types referred to above of other persons secured by any lien on any of our property or assets whether or not such obligations are assumed by us;

except, in each such case, for any such indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities.

     Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

     The prospectus supplement may further describe the provisions applicable to the subordination of the subordinated debt securities of a particular series.

Outstanding Debt Securities

     "Outstanding," when used with respect to debt securities, means, as of the date of determination, all debt securities authenticated and delivered under the applicable indenture, except:

     o debt securities canceled by the indenture trustee or delivered to the indenture trustee for cancellation;

     o debt securities for whose payment or redemption money in the necessary amount has been deposited with the indenture trustee or any paying agent (other than us) in trust or set aside and segregated in trust by us (if we shall act as its own paying agent) for the holders of such debt securities and, if such debt securities are to be redeemed, notice of such redemption has been given according to the applicable indenture or provisions satisfactory to the indenture trustee have been made;

     o debt securities as to which defeasance has been effected pursuant to the applicable indenture; and

     o debt securities which have been paid pursuant to the applicable indenture or in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the applicable indenture, other than any debt securities in respect of which there shall have been presented to the indenture trustee proof satisfactory to it that such debt securities are held by a bona fide purchaser in whose hands such debt securities are our valid obligations.

     Each indenture will provide that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the applicable indenture:

     o the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of the maturity to such date;

     o the principal amount of a debt security denominated in one or more foreign currencies which shall be deemed to be outstanding shall be the U.S. dollar equivalent, determined as of the date of original issuance of such debt security in the manner provided by the applicable indenture, of the principal amount of such debt security (or, in the case of an original issue discount security, of the amount determined as provided above);

     o if the principal amount payable at the stated maturity of any debt security is not determinable upon original issuance, the principal amount of such debt security that is deemed to be outstanding shall be the amount as specified by the applicable indenture; and

     o debt securities beneficially owned by us or any other obligor upon the debt securities or any of our affiliates or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the applicable indenture trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which a responsible officer of the indenture trustee knows to be so owned shall be so disregarded.

     Debt securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the applicable indenture trustee the pledgee's right to act with respect to the debt securities and that the pledgee is not us or any other obligor upon the debt securities or any of our affiliates or of such other obligor.

Events of Default

     Unless otherwise provided in a prospectus supplement relating to a series of debt securities, the following are events of default under the applicable indenture with respect to debt securities of any series:

     o we fail to pay the principal or premium on any debt security of that series when due;

     o we fail to pay any interest on any debt securities of that series when due, continued for 30 days;

     o we fail to deposit any sinking fund payment, when due, in respect of any debt security of that series;

     o we fail to perform any other covenant of ours in the applicable indenture, other than a covenant included in the applicable indenture solely for the benefit of a series other than that series, continued for 60 days after written notice has been given by the indenture trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the applicable indenture; and

     o    certain events in bankruptcy, insolvency or reorganization.

     Each indenture will provide that if an event of default with respect to the debt securities (other than certain events of bankruptcy, insolvency or reorganization) of any series at the time outstanding shall occur and be continuing, either the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of, and accrued but unpaid interest on, the debt securities of that series to be due and payable immediately. However, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. For information as to waiver of defaults, see "Modification and Waiver." In the case that certain events of bankruptcy, insolvency or reorganization occur and are continuing, the principal of, premium, if any, and accrued but unpaid interest on all of the applicable debt securities will automatically become immediately due and payable without any declaration or other act on the part of the trustee or any holders of such debt securities.

     Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee in case an event of default shall occur and be continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders shall have offered to the indenture trustee reasonable indemnity. Subject to such provisions for the indemnification of the indenture trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the debt securities of that series.

     No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any remedy thereunder, unless:

     o such holder has previously given written notice to the indenture trustee of a continuing event of default with respect to the debt securities of that series;

     o the holders of not less than 25% in principal amount of the outstanding debt securities of that series shall have made proper written request to the indenture trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture;

     o such holder or holders have offered to the indenture trustee reasonable indemnity against costs, expenses and liabilities to be incurred in compliance with such request;

     o the indenture trustee has failed to institute such proceeding for 60 days after receipt of such notice, request or offer of indemnity; and

     o no direction inconsistent with such written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series.

     However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on such debt security on or after the due dates expressed in the debt security.

     Annually, we are required to furnish to each indenture trustee a statement by certain of our officers as to whether we are in default in the performance or observance of any of the terms of the applicable indenture and, if so, specifying all such known defaults.

Modification and Waiver

     We and the trustee under each indenture may, without the consent of the holders of the debt securities, amend, waive or supplement the indenture for specified purposes, including to:

     o cure any ambiguity, defect or inconsistency in an indenture, provided that the cure or correction does not adversely affect the holders of such debt securities;

     o    secure any debt securities;

     o add covenants or any additional events of default for the protection of the holders of debt securities;

     o add provisions to permit or facilitate the issuance of bearer securities (with or without coupons attached);

     o    establish the forms or terms of debt securities of any series;

     o    evidence the assumption by a successor corporation of our obligations;

     o evidence and provide for the acceptance of appointment by a successor trustee; or

     o conform any provision in an indenture to the requirements of the Trust Indenture Act.

     Each of the indentures will provide that we and the applicable indenture trustee may modify and amend the applicable indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

     o change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security except to the extent provided in a prospectus supplement;

     o reduce the principal amount of or any premium or interest on any debt security;

     o reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity;

     o change the currency of payment of principal, interest or premium on any debt security;

     o impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

     o reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture;

     o reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults; or

     o    modify such provisions with respect to modification and waivers.

     The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected.

     We will be entitled, except in certain limited circumstances, to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the applicable indenture. To be effective, any such action for which we have set a record date must be taken by holders of the requisite principal amount of debt securities of the relevant series outstanding on such record date within 180 days after the record date, or within such shorter period as we may specify.

Defeasance and Covenant Defeasance

     We may elect, at our option, to have the provisions relating to defeasance and discharge of indebtedness, or relating to defeasance of certain covenants in the indentures, applied to the debt securities of any series, or to any specified part of a series.

     Defeasance And Discharge

     Each indenture will provide that we may elect to be discharged from obligations with respect to any particular debt securities. Such discharge will take effect when we deposit in trust for the benefit of the holders of such debt securities money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal, interest and premium on such debt securities in accordance with their terms. However, such discharge shall not apply to our obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys in trust. Such defeasance or discharge may occur only if, among other things, we have delivered to the indenture trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

     Defeasance Of Certain Covenants

     Each indenture will provide that we may elect to defease certain covenants with respect to any particular debt securities. Such defeasance will take effect when we deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal, interest and premium on such debt securities in accordance with their terms. Such defeasance may occur only if, among other things, we have delivered to the indenture trustee an opinion of counsel stating that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercise this option with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust will be sufficient to pay amounts due on such debt securities at the time of their stated maturities but may not be sufficient to pay amounts due on the debt securities upon any acceleration resulting from such event of default. In such case, we will remain liable for such payments.

Notices

     Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register.

Title

     Conseco, the applicable indenture trustee and any agent of Conseco or the indenture trustee may treat the person in whose name a debt security is registered as the absolute owner for the purpose of making payment and for all other purposes.

Governing Law

     The indentures will provide that they and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Concerning the Trustee

     The trustee under the indentures described in this prospectus may perform other services for us and our affiliates from time to time.

                          DESCRIPTION OF CAPITAL STOCK

General

     The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock that we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our certificate of incorporation, including any certificates of designations that are a part of our certificate of incorporation, and our bylaws and the Delaware General Corporation Law ("DGCL"), and not this summary, which define your rights as a securityholder. There may be other provisions in these documents that are also important to you. You should read these documents for a full description of the terms of our capital stock. Our certificate of incorporation, including any certificates of designations, and our bylaws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

     Our certificate of incorporation authorizes us to issue 8,000,000,000 shares of common stock, par value $0.01 per share, and 265,000,000 shares of preferred stock, par value $0.01 per share. As of November 30, 2003 there were 100,115,749 shares of our common stock outstanding and 34,386,740 shares of our preferred stock, designated Class A Senior Cumulative Convertible Exchangeable Preferred Stock, outstanding. We have also issued Series A Warrants to purchase shares of our common stock. The Series A Warrants are exercisable for an aggregate of 6,000,000 shares of our common stock, subject to certain anti-dilution provisions, and expire on September 10, 2008.

     The particular terms of the common stock or preferred stock offered by any prospectus supplement and the extent to which the general provisions described below may apply to such common stock or preferred stock will be outlined in the applicable prospectus supplement.

Class A Preferred Stock

     In connection with our predecessor's plan of reorganization, we issued 34,386,740 shares of Class A Senior Cumulative Convertible Exchangeable Preferred Stock, par value $0.01 per share (the "Class A Preferred Stock"), to holders of our predecessor's senior bank debt.

     Ranking. The shares of Class A Preferred Stock have preference over the shares of common stock with respect to payment of dividends and the distribution of assets in the event of our liquidation, winding up or dissolution.

     Liquidation. Upon our liquidation, dissolution or winding up, no distribution shall be made (i) to the holders of stock ranking junior to the Class A Preferred Stock unless, prior thereto, the holders of Class A Preferred Stock shall have received $25.00 per share (the "liquidation preference"), plus an amount equal to accrued but unpaid dividends thereon, whether or not declared, through the date of such payment, or (ii) to the holders of stock ranking on a parity with the Class A Preferred Stock, except distributions made ratably on the Class A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

     Dividends. Holders of shares of Class A Preferred Stock are initially entitled to receive dividends at a rate per annum equal to 10.5% of the liquidation preference per share. The dividend rate per annum increases to 11% on September 10, 2005, the second anniversary of the issue date. These dividends are cumulative and are payable semi-annually in additional shares of Class A Preferred Stock until the later of (i) September 10, 2005, the second anniversary of the issue date and (ii) the next fiscal quarter after the date that our principal insurance subsidiaries achieve at least an "A-" category financial strength rating by A.M. Best; thereafter, such dividends are payable semi-annually in cash out of funds legally available for the payment of dividends or, at our option, in additional shares of Class A Preferred Stock. We may not declare, pay or set apart for payment any dividends or other distributions on parity securities or junior securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of any parity securities or junior securities, and will not permit any corporation or other entity we directly or indirectly control to purchase or redeem any parity securities or junior securities, unless full cumulative dividends have been paid on the Class A Preferred Stock.

     Voting. Holders of Class A Preferred Stock vote as a class on each of the following events or transactions, unless all of the Class A Preferred Stock is redeemed concurrently with such event or transaction: (i) sale of all or substantially all of our assets; (ii) our merger or consolidation; (iii) our liquidation or dissolution; (iv) issuances of subsidiary preferred stock to a third party; (v) issuances of debt (with certain exceptions) or senior equity securities unless the proceeds are used to pay down debt under our senior credit facility; (vi) issuances of pari passu securities unless the proceeds are used to pay down debt under our senior credit facility or to redeem Class A Preferred Stock (subject to certain limitations); (vii) amendments to our certificate of incorporation or Class A Preferred Stock certificate of designations that adversely change the rights or preferences of the Class A Preferred Stock; and
(viii) redemptions of and payment of cash dividends on pari passu and junior securities (subject to an exception for any bona fide plan for the benefit of our directors, officers or employees).

     Following the occurrence of a "trigger event," the holders of Class A Preferred Stock will have the right to vote on an as-converted basis on all corporate matters on which holders of common stock have the right to vote and will have the right to call a shareholders meeting for the election of directors and nominate directors to serve on the board of directors (subject to our right to cure certain trigger events until September 10, 2004, the first anniversary of the issue date). For purposes of the preceding sentence, a "trigger event" is defined to include (i) reduction in certain A.M. Best ratings, (ii) any payment default under our senior credit facility, (iii) any material adverse regulatory event affecting any material insurance subsidiary, (iv) conversion rights under the Class A Preferred Stock becoming exercisable, (v) failure to comply with the minimum EBITDA requirements as set forth on Schedule A to the Class A Preferred Stock certificate of designations and (vi) failure to maintain certain minimum risk-based capital ratios as set forth on Schedules B and C to the Class A Preferred Stock certificate of designations.

     Redemption. Subject to the limitations contained in our senior credit facility, the availability of cash, and the limitations under applicable insurance laws, if any, we may, in our sole discretion, redeem any or all of the shares of Class A Preferred Stock, at a redemption price equal to the liquidation preference, plus all accrued but unpaid dividends, whether or not declared, for each share as of the redemption date. In the event of a redemption of only a portion of the then outstanding shares of Class A Preferred Stock, we will effect such redemption on a pro rata basis according to the number of shares held by each holder of Class A Preferred Stock, provided that we may redeem any or all such shares held by any holder of fewer than 100 shares (or shares held by any holder who would hold less than 100 shares as a result of such redemption), as we may determine.

     Conversion. Shares of Class A Preferred Stock are convertible by holders at any time on or after September 30, 2005 into shares of common stock at a conversion price, to be measured on January 8, 2004, the 120th calendar day following the effective date of our predecessor's plan of reorganization, equal to the average of the volume weighted average price of common stock for the immediately preceding 60 calendar days.

     Exchange. On and after September 10, 2013, the tenth anniversary of the effective date of our predecessor's plan of reorganization, shares of Class A Preferred Stock are exchangeable, at the holder's option, into shares of common stock having a fair market value on the exchange date equal to the liquidation preference, plus accrued and unpaid dividends, whether declared or not, subject to a maximum number of shares of common stock issuable upon exchange. At our option, we may pay cash in an amount equal to the liquidation preference, plus accrued and unpaid dividends, whether declared or not, in lieu of delivering shares of common stock upon exchange.

     Other. Our Class A Preferred Stock currently is quoted on the Over-the-Counter Bulletin Board under the symbol "CNSJP." Wachovia Bank, N.A. is the transfer agent and registrar for our Class A Preferred Stock.

Preferred Stock

     We are authorized to issue up to 265,000,000 shares of preferred stock, of which 34,386,740 are outstanding and designated Class A Senior Cumulative Convertible Exchangeable Preferred Stock as of November 30, 2003.

     In general, our Board of Directors is authorized to provide for the issuance of the preferred stock in a series, to establish or change the number of shares to be included in each series and to fix the designation, relative rights, preferences and limitations of each series, subject to such limitations as may be prescribed by law and provided in the certificate of designations for our Class A Preferred Stock (or other series of then-outstanding preferred stock). In particular, our Board of Directors is authorized to determine the number of shares, the designation of the series, the dividend rate, voting rights, conversion and exchange rights, redemption provisions, liquidation rights and sinking fund provisions, all without further action by our stockholders except as provided in the certificate of designations for our Class A Preferred Stock (or other series of then-outstanding preferred stock). The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our Board of Directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Shares of preferred stock that we may issue may have the effect of rendering more difficult or discouraging an acquisition of Conseco that our Board of Directors deems undesirable.

     We will describe the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into our common stock or other securities in the prospectus supplement relating to the offering. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the shares of our common stock or other securities that you will receive as a holder of preferred stock would be converted or exchanged.

     The outstanding shares of Class A Preferred Stock are, and any additional shares of preferred stock issued under this prospectus will be, fully paid and non-assessable. Unless otherwise indicated in an applicable prospectus supplement, holders of preferred stock will not have preemptive or subscription rights to acquire more of our stock. Unless otherwise indicated in an applicable prospectus supplement, the preferred stock will have preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, winding-up or dissolution. Unless otherwise indicated in an applicable prospectus supplement, each series of preferred stock will rank on a parity with each other series.

     In addition, as described under "Description of Depositary Shares," we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock that each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.

     Dividends. Holders of shares of the preferred stock of each series shall be entitled to receive, as and when declared by our Board of Directors, cash or other dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on our stock books or, if applicable, the records of the depositary referred to below under "Description of Depositary Shares," on such record dates as shall be fixed by the Board of Directors.

     Dividends on any series of the preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. If our Board of Directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are noncumulative, then the holders of such series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

     Liquidation Rights. In the event of our liquidation, dissolution or winding-up, the holders of preferred stock will be entitled to receive out of our assets, before any distribution of assets is made to holders of common stock, liquidating distributions in the amount of the liquidation price per share, as set forth in the applicable prospectus supplement, plus all accrued and unpaid dividends. If, upon our liquidation, dissolution or winding-up, the amounts payable with respect to the preferred stock and any other shares of our stock ranking as to any such distribution on a parity with the preferred stock are not paid in full, the holders of the preferred stock and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution the holders of preferred stock will not be entitled to any further participation in any distribution of our assets. Our consolidation or merger with or into any other corporation or entity or a sale of all or substantially all of our assets shall not be deemed to constitute our liquidation, dissolution or winding-up.

     Redemption. The preferred stock will be redeemable at the times and at the redemption prices set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, we may not purchase or redeem any of the outstanding shares of any series of preferred stock unless full cumulative dividends, if any, have been paid or declared and set apart for payment upon all outstanding shares of any series of preferred stock for all past dividend periods, and unless all of our matured obligations with respect to all sinking funds, retirement funds or purchase funds for all series of preferred stock then outstanding have been met.

     Voting Rights. The holders of the preferred stock will have no voting rights, except as otherwise stated in the applicable prospectus supplement, as otherwise stated in the certificate of designations establishing such series, and as required by applicable law.

Common Stock

     Our common stock is listed on the New York Stock Exchange under the symbol "CNO." Wachovia Bank, N.A. is the transfer agent and registrar for our common stock. All outstanding shares of common stock are, and the shares of common stock issued under this prospectus will be, fully paid and non-assessable.

     Dividends. Except as otherwise provided by the DGCL or our certificate of incorporation, and subject to all rights and preferences of holders of any outstanding shares of preferred stock, holders of common stock share ratably in all dividends and distributions, whether upon liquidation or dissolution or otherwise.

     Voting. Except as otherwise provided by the DGCL or our certificate of incorporation and subject to the rights of holders of any outstanding shares of preferred stock, all of the voting power of our stockholders is vested in the holders of our common stock, and each holder of common stock has one vote for each share held by such holder on all matters voted upon by our stockholders.

     Notwithstanding the voting rights granted to holders of common stock and preferred stock in our certificate of incorporation or in any certificate of designations relating to any preferred stock, the voting rights of any common stock or preferred stock held by any holder as of September 10, 2003, the effective date of our predecessor's plan of reorganization, is automatically reduced with respect to any particular stockholder vote or action by written consent to the extent, if any, required to avoid a presumption of control arising from the beneficial ownership of voting securities under the insurance statutes or regulations applicable to any of our direct or indirect insurance company subsidiaries, provided that no such reduction reduces (without such holder's written consent) such voting rights (i) by more than the minimum amount required to reduce such voting rights to less than 10% of the aggregate voting rights of all stock entitled to vote or consent with respect to such vote or action, or (ii) to the extent that such holder's acquisition of control or deemed acquisition of control of our direct and indirect insurance company subsidiaries has been approved under, or is exempt from the approval requirements of, all insurance statutes and regulations applicable to our direct and indirect insurance company subsidiaries.

     Board of Directors; Classification of Directors. Except as otherwise provided in our certificate of incorporation or any duly authorized certificate of designations of any series of preferred stock, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting of the stockholders at which directors are elected and entitled to vote in the election of directors or pursuant to a valid written consent in lieu of a meeting.

     At each annual meeting of stockholders, directors are elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election is not so held, such election will take place at a stockholders' meeting called and held in accordance with the DGCL. Our directors are initially divided into two classes as nearly equal in size as is practicable, designated Class I and Class II. The term of office of the initial Class I directors expires at the next succeeding annual meeting of stockholders and the term of office of the initial Class II directors expires at the second succeeding annual meeting of stockholders. Other than the term of office of the initial Class II directors, the term of office of each Class of directors expires at the next succeeding annual meeting of stockholders. The initial Class I and Class II directors are those directors elected in connection with the adoption of our certificate of incorporation on September 10, 2003. At each annual meeting of stockholders, directors to replace those of a class or classes whose terms expire at such annual meeting will be elected to hold office until the next succeeding annual meeting and until their respective successors have been duly elected and qualified. If the number of directors is changed, any newly created directorships or decrease in directorships will be so apportioned among the classes as to make all classes as nearly equal in number as practicable.

     Other. Our common stock is not convertible into, or exchangeable for, any other class or series of our capital stock. Holders of common stock have no preemptive or other rights to subscribe for or purchase additional securities of Conseco. Shares of common stock are not subject to calls or assessments.

Series A Warrants

     In connection with our predecessor's plan of reorganization, we issued Series A Warrants to purchase shares of our common stock to holders of our predecessor's trust preferred securities.

     General. Each Series A Warrant entitles its holder to purchase one share of common stock at a price of $27.60 per share. The Series A Warrants are exercisable for an aggregate of 6,000,000 shares of common stock and expire on September 10, 2008.

     Antidilution Provisions. If we (i) pay a dividend or make a distribution on our common stock in shares of common stock, (ii) subdivide the outstanding shares of common stock into a greater number of shares, (iii) combine the outstanding shares of our common stock into a smaller number of shares or (iv) issue by reclassification of our common stock any shares of our capital stock, then the exercise price of the Series A Warrants in effect immediately prior to such action will be proportionately adjusted so that the holder of any Series A Warrant thereafter exercised may receive the aggregate number and kind of shares of our capital stock that such holder would have owned immediately following such action if such Series A Warrant had been exercised immediately prior to such action.

     The exercise price of the Series A Warrants will be adjusted if we issue any rights, options, warrants or other securities exercisable for, or convertible into, shares of our common stock to all holders of our common stock entitling them to purchase shares of common stock at a price per share less than the market price per share on the record date applicable to such distribution.

     No adjustment in the exercise price will be made unless the adjustment would require an increase or decrease of at least 1% in the exercise price. Any adjustments that are not made will be carried forward and taken into account in any subsequent adjustment.

     Upon each adjustment of the exercise price, each Series A Warrant outstanding prior to the making of the adjustment in the exercise price will thereafter evidence the right to receive upon payment of the adjusted exercise price a number of shares of common stock proportionately adjusted to reflect the adjustment in the exercise price.

     Reorganization, Merger or Sale. If we consolidate or merge with or into, or transfer or lease all or substantially all our assets to, any person, upon consummation of such transaction the Series A Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Series A Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Series A Warrant immediately before the effective date of the transaction.

Anti-Takeover Provisions of our Certificate of Incorporation and Bylaws

     Our certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and which may have the effect of delaying, deferring or preventing our future takeover or change of control unless the takeover or change of control is approved by our Board of Directors. These provisions may also render the removal of the current Board of Directors and of management more difficult. These provisions include:

     o a classified Board of Directors, which could prevent a stockholder, or group of stockholders, having majority voting power, from obtaining control of our Board of Directors until the second annual meeting of stockholders following September 10, 2003, the effective date of our predecessor's plan of reorganization;

     o    advance notice requirements for stockholder proposals and nominations;

     o removal of directors only for cause prior to the second annual meeting of stockholders following September 10, 2003, the effective date of our predecessor's plan of reorganization; and

     o the authority of our Board of Directors to issue, without stockholder approval, certain series of preferred stock with such terms as the Board of Directors may determine.

Anti-Takeover Effects of Certain Insurance Laws

     The insurance laws and regulations of the jurisdictions in which we or our insurance subsidiaries do business may impede or delay a business combination involving us. State insurance holding company laws and regulations applicable to us generally provide that no person may acquire control of a company, and thus indirect control of its insurance subsidiaries, unless the person has provided required information to, and the acquisition is approved or not disapproved by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of 10% or more of the voting power of our capital stock would be presumed to have acquired control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise.

                        DESCRIPTION OF DEPOSITARY SHARES

     The following description of the depositary shares and the terms of the deposit agreement is a summary. It summarizes only those aspects of the depositary shares and those portions of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. A form of the deposit agreement is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the deposit agreement.

     The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

     We may choose to offer fractional interests in debt securities or fractional shares of our common stock or preferred stock. If we do so, we will issue fractional interests in debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock or of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

     We will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

     The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

     If we redeem a debt security, common stock or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever we redeem debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred Stock

     Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder's depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

     We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

     The deposit agreement will terminate if:

     o    all outstanding depositary shares have been redeemed;

     o if applicable, the debt securities and the preferred stock represented by depository shares have been converted into or exchanged for our common stock; or

     o there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the common stock or preferred stock, including in connection with our liquidation, dissolution or winding-up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

     The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

     The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be.

     Neither we nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

                             DESCRIPTION OF WARRANTS

     The following description of the warrants and terms of the warrant agreement is a summary. It summarizes only those aspects of the warrants and those portions of the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

     We may issue warrants for the purchase of our debt securities, preferred stock or common stock or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement that we will describe in the prospectus supplement relating to the warrants that we offer.

Debt Warrants

     We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

     o    the title of the debt warrants;

     o    the aggregate number of the debt warrants;

     o    the price or prices at which the debt warrants will be issued;

     o the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the procedures and conditions relating to the exercise of the debt warrants;

     o if applicable, the number of warrants issued with a specified principal amount of debt securities or with other securities, including shares of preferred stock or common stock;

     o the date, if any, on and after which such debt warrants and the related debt securities will be separately transferable;

     o the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased;

     o the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

     o whether the debt securities purchasable upon exercise of such debt warrants are original issue discount debt securities, and discussion of applicable federal income tax considerations; and

     o any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

     We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the debt warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement.

Other Warrants

     We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

     o    the title of the warrants;

     o    the aggregate number of the warrants;

     o the number of securities purchasable upon exercise of each warrant, and the price or prices at which the warrants will be issued;

     o the securities, which may include preferred stock or common stock, for which the warrants are exercisable;

     o the procedures and conditions relating to the exercise of the warrants;

     o the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

     o the date, if any, on and after which such warrants and the related securities will be separately transferable;

     o the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

     o the maximum or minimum number of warrants which may be exercised at any time;

     o if applicable, a discussion of material United States federal income tax considerations; and

     o any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

     We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement.

Exercise of Warrants

     Each warrant will entitle the holder to purchase the principal amount of debt securities or other securities, including shares of preferred stock or common stock, at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

     Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities or other securities, including shares of preferred stock or common stock, to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

     Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities or other securities, including shares of preferred stock or common stock purchasable upon exercise, including:

     o in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

     o in the case of warrants for the purchase of shares of preferred stock or shares of common stock, the right to vote or to receive any payments of dividends on the shares of preferred stock or common stock purchasable upon exercise.

                        DESCRIPTION OF PURCHASE CONTRACTS

     We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and obligating us to sell to the holders, debt securities or shares of common stock, preferred stock or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts, as well as the principal amount of debt securities or number of shares of stock or other securities deliverable upon settlement, may be fixed at the time the purchase contracts are issued or may be determined by a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, in each case, securing the holders' obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and, in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original purchase contract.

     The prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts or purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued.



                              DESCRIPTION OF UNITS

     We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

     Any applicable prospectus supplement will describe:

     o the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

     o any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

     o any material provisions of the governing unit agreement that differ from those described above.

                              PLAN OF DISTRIBUTION

     We may sell any series of debt securities, common stock, preferred stock, depository shares, warrants, purchase contracts and units being offered directly to one or more purchasers, through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prospectus supplement will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price of such securities and the proceeds to us from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.

     Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

     We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

     Under certain circumstances, we may repurchase offered securities and reoffer them to the public as set forth above. We may also arrange for repurchase and resale of such offered securities by dealers.

     We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act of 1933 in connection with the securities they remarket.

     We may authorize underwriters, dealers or other persons acting as agents for us to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     In connection with the offering of securities, may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

     The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

     We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act of 1933, or our agents, underwriters, dealers and remarketing firms may be entitled to contribution with respect to payments that such parties may be required to make in respect thereof. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for us by Karl W. Kindig, Esq., Assistant Secretary of Conseco, Inc.. Certain other matters related to the securities offered hereby will be passed upon by Kirkland & Ellis LLP, Chicago, Illinois. William S. Kirsch has served as an executive vice president and the general counsel and corporate secretary of Conseco, Inc. since September 2003. Mr. Kirsch's professional corporation, William S. Kirsch, P.C., is a partner of Kirkland & Ellis LLP.



                                     EXPERTS

     The predecessor financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report (which contains an explanatory paragraph related to the predecessor filing voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy
Code) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

     The following is a statement of estimated expenses (other than underwriting discounts and commission), to be paid solely by the Registrant, of the issuance and distribution of the securities being registered hereby:

           Securities and Exchange Commission registration fee.................        $242,700
                                                                                        -------
           Printing expenses*..................................................          10,000
                                                                                         ------
           Accounting fees and expenses*.......................................          50,000
                                                                                         ------
           Legal fees and expenses*............................................          50,000
                                                                                         ------
           Miscellaneous expenses*.............................................          25,000
                                                                                         ------
                Total*.........................................................        $377,700
                                                                                        =======

           ---------------------

           * These amounts are estimated and do not include any fees or expenses incurred in connection with any subsequent offering and any prospectus supplements prepared in connection therewith.


Item 15.   Indemnification of Directors and Officers.

     We are incorporated under the laws of the State of Delaware. Our Amended and Restated Certificate of Incorporation provides, as authorized by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any transaction from which the director derives an improper personal benefit; (ii) for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (iii) for any improper payment of dividends or redemption of shares; or (iv) for any breach of the director's duty of loyalty to us or our stockholders.

     Our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws further provide, as permitted by Section 145 of the DGCL, that each person who was, is or is threatened to be made a party to or is otherwise involved with any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer or, while a director or officer, is or was serving at the request of the Company as a director, officer, employee or agent of another company or enterprise (an "indemnitee"), will be indemnified and held harmless by us to the fullest extent authorized by the DGCL, against all expense, liability and loss (including attorneys' fees), reasonably incurred or suffered by such indemnitee in connection therewith. This right of indemnification includes our obligation to provide an advance of expenses, although the indemnitee may be required to repay such an advance if there is a judicial determination that the indemnitee was not entitled to the indemnification.

     The foregoing statements are subject to the detailed provisions of the DGCL and our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws.

     Our directors and officers are covered under directors' and officers' liability insurance policies maintained by us.

Item 16.   Exhibits and Financial Statement Schedules.

     (a)  Exhibits.

     Reference is made to the attached Exhibit Index.

     (b)  Financial Statement Schedules.

     All financial schedules required under Regulation S-X are not required under the related instructions, are not material or are not applicable and, therefore, have been omitted or are included in the consolidated financial statements or notes thereto incorporated by reference in this registration statement.

Item 17. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in clauses (1)(i) and
     (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d)  The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305 (b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Conseco, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel and State of Indiana on December 4, 2003.

                                 CONSECO, INC.

                                 By:/s/Eugene M. Bullis
                                    ---------------------------------------
                                    Eugene M. Bullis
                                    Executive Vice President and Chief Financial
                                    Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Shea, Eugene M. Bullis, John R. Kline and William S. Kirsch and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                     * * * *

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.


     Signatures                                          Capacity                                  Date
     ----------                                          --------                                  ----
/s/William J. Shea                       President, Chief Executive Officer and Director      December 4, 2003
---------------------------              (Principal Executive Officer)
    William J. Shea



/s/Eugene M. Bullis                      Executive Vice President and Chief Financial         December 4, 2003
---------------------------              Officer (Principal Financial Officer)
    Eugene M. Bullis



/s/John R. Kline                         Senior Vice President and Chief Accounting           December 4, 2003
---------------------------              Officer (Principal Accounting Officer)
    John R. Kline



/s/R. Glenn Hilliard                     Chairman of the Board                                December 4, 2003
---------------------------
    R. Glenn Hilliard



/s/Neal Schneider                        Director                                             December 4, 2003
---------------------------
    Neal Schneider



/s/Philip R. Roberts                     Director                                             December 4, 2003
---------------------------
    Philip R. Roberts



/s/John G. Turner                        Director                                             December 4, 2003
---------------------------
    John G. Turner



/s/Michael T. Tokarz                     Director                                             December 4, 2003
---------------------------
    Michael T. Tokarz



/s/Michael S. Shannon                    Director                                             December 4, 2003
---------------------------
    Michael S. Shannon




                                  EXHIBIT INDEX

       Exhibit No.                                           Description
       -----------                                           -----------

          1.1*         Form of Underwriting Agreement.
           3.1         Amended and Restated Certificate of Incorporation of Conseco, Inc., incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed September 15, 2003.
           3.2         Second Amended and Restated Bylaws of Conseco, Inc.
           4.1         Certificate of Designations relating to Class A Senior Cumulative Convertible
                       Exchangeable Preferred Stock of Conseco, Inc., incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K filed September 15, 2003.
           4.2         Series A Warrant Agreement between Conseco, Inc. and Wachovia Bank, N.A., as Warrant
                       Agent, incorporated by reference to Exhibit 4.2 of our Current Report on Form 8-K filed
                       September 15, 2003.
          4.3*         Form of Indenture for Senior Debt Securities.
          4.4*         Form of Senior Debt Securities.
          4.5*         Form of Indenture for Subordinated Debt Securities.
          4.6*         Form of Subordinated Debt Securities.
          4.7*         Form of Warrant Agreement(s) (including form of Warrant Certificate(s)).
          4.8*         Form of Deposit Agreement (including form of Depositary Receipt).
          4.9*         Form of Purchase Contract (including form of Purchase Contract certificate) and, if applicable, Pledge Agreement.
          4.10*        Form of Unit Agreement (including form of Unit Certificate).
          5.1*         Opinion of Karl W. Kindig, Esq.
          5.2*         Opinion of Kirkland & Ellis LLP.
          12.1         Computation of Ratio of Earnings to Fixed Charges, Preferred Stock Dividends and
                       Distributions on Company-obligated Mandatorily Redeemable Preferred Securities of
                       Subsidiary Trusts.
          23.1         Consent of PricewaterhouseCoopers LLP.
          23.2*        Consent of Karl W. Kindig, Esq. (to be included in Exhibit 5.1).
          23.3*        Consent of Kirkland & Ellis LLP (to be included in Exhibit 5.2).
          24.1         Powers of Attorney (included in Part II to the Registration Statement).
          25.1*        Statement of Eligibility under the Trust Indenture Act of 1939 of [_____] as
                       Trustee under the Senior Indenture for the Senior Debt Securities.
          25.2*        Statement of Eligibility under the Trust Indenture Act of 1939 of [_____] as
                       Trustee under the Subordinated Indenture for the Subordinated Debt Securities.

    --------------------

         *To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K.